REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Members
Erick Flowback Services, LLC
We have audited the accompanying consolidated financial statements of Erick Flowback Services, LLC (an Oklahoma limited liability company) and its controlled entity, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Erick Flowback Services, LLC and its controlled entity as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Oklahoma City, Oklahoma
April 30, 2014

Erick Flowback Services, LLC and Controlled Entity

CONSOLIDATED BALANCE SHEETS

December 31,

	2013	2012

ASSETS
Current assets
Cash and cash equivalents	$2,279,829	$1,604,670
Restricted cash	350,000	—
Accounts receivable, net of allowance of $59,577 and $0	12,891,950	10,720,017
Employee advances	182,734	225,205
Prepaid expenses and other ($0 and $20,625 related to VIE)	230,309	155,734

Total current assets	15,934,822	12,705,626

Property and equipment, net ($3,162,913 and $2,581,426 related to VIE)	26,053,491	26,826,987
Other assets	163,608	9,167

TOTAL ASSETS	$42,151,921	$39,541,780

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$3,778,556	$4,521,872
Accrued expenses	1,203,015	943,275
Factoring liability	9,722,449	8,096,923
Line of credit	—	847,625
Current portion of long-term debt	6,212,619	3,032,529
Total current liabilities	20,916,639	17,442,224

Long-term debt, net of current maturities	13,004,549	358,837
Total liabilities	33,921,188	17,801,061

MEMBERS’ EQUITY
Erick Flowback Services, LLC members’ equity	5,067,820	19,138,668
Noncontrolling interest	3,162,913	2,602,051
Total members' equity	8,230,733	21,740,719

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$42,151,921	$39,541,780

The accompanying notes are an integral part of these financial statements.

Erick Flowback Services, LLC and Controlled Entity

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31,

	2013	2012

Revenues:
Flowback service income	$79,733,435	$73,893,795

Cost and Expenses:
Direct service costs	14,550,503	12,178,740
Personnel costs	45,072,366	38,758,950
Depreciation expense	6,960,006	5,117,402
Other operating costs	3,245,512	2,643,467
Total	69,828,387	58,698,559

Income from operations	9,905,048	15,195,236

Other income (expense)
Interest income	16,759	18,298
Interest expense	(1,118,523)	(830,519)
Other	15,088	31,068
Total other expense, net	(1,086,676)	(781,153)

Net income	8,818,372	14,414,083

Net income attributable to noncontrolling interest	(253,960)	(191,424)

Net income attributable to Erick Flowback Services, LLC	$8,564,412	$14,222,659

The accompanying notes are an integral part of these financial statements.

Erick Flowback Services, LLC and Controlled Entity

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

Years ended December 31, 2013 and 2012

	Erick Flowback
	Services, LLC
	Members'	Noncontrolling
	equity	interest	Total

Balance at January 1, 2012	$13,811,253	$—	$13,811,253

Noncontrolling interest activity	—	2,410,627	2,410,627

Net income	14,222,659	191,424	14,414,083

Distributions to members	(8,895,244)	—	(8,895,244)

Balance at December 31, 2012	19,138,668	2,602,051	21,740,719

Noncontrolling interest activity	—	306,902	306,902

Net income	8,564,412	253,960	8,818,372

Distributions to members	(22,635,260)	—	(22,635,260)

Balance at December 31, 2013	$5,067,820	$3,162,913	$8,230,733

The accompanying notes are an integral part of this financial statement.

Erick Flowback Services, LLC and Controlled Entity

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31,

	2013	2012

Cash flows from operating activities
Net income	$8,818,372	$14,414,083
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	6,960,006	5,117,402
Amortization of deferred financing costs	20,559	—
Loss (gain) on sale or disposition of property and equipment	14,708	(15,693)
Changes in operating assets and liabilities:
Accounts receivable	(2,171,933)	(1,561,487)
Employee advances	42,471	66,550
Prepaid expenses and other	(74,575)	(105,834)
Other assets	—	15,500
Accounts payable	(743,316)	2,775,967
Accrued expenses	259,740	371,203
Net cash provided by operating activities	13,126,032	21,077,691

Cash flows from investing activities
Purchases of property and equipment	(6,210,998)	(16,549,935)
Proceeds from sale of property and equipment	95,475	37,593
Noncontrolling interest activity	306,902	2,410,627
Net cash used in investing activities	(5,808,621)	(14,101,715)

Cash flows from financing activities
Distributions to members	(22,635,260)	(8,895,244)
Change in factoring liability	1,625,526	644,407
Net borrowings under line of credit	—	1,325,340
Payments into restricted cash account	(350,000)	—
Deferred financing costs	(175,000)	—
Proceeds from borrowings	20,000,000	7,010
Payments of borrowings	(5,107,518)	(362,916)
Net cash used in financing activities	(6,642,252)	(7,281,403)

Net increase (decrease) in cash and cash equivalents	675,159	(305,427)

Cash and cash equivalents, beginning of year	1,604,670	1,910,097

Cash and cash equivalents, end of year	$2,279,829	$1,604,670

Supplemental disclosure of cash flow information:
Interest paid	$1,029,845	$832,729

Noncash investing and financing activities
Financing of property and equipment acquisitions	$85,695	$—
Line of credit converted to term loan	$—	$2,000,000
Proceeds on disposition of property and equipment included in
accounts receivable	$—	$69,715

The accompanying notes are an integral part of these financial statements.

Erick Flowback Services, LLC and Controlled Entity

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Erick Flowback Services, LLC (the “Company”) was formed on February 7, 2007 as an Oklahoma limited liability company and is based in Oklahoma. The Company provides professional flowback services to the oil and gas industry primarily in Oklahoma, Pennsylvania, Texas and Ohio. The Company will continue perpetually until terminated pursuant to statue or any proviso of the limited liability agreement. No member shall be liable for the expenses, liabilities or obligations of the Company.

1.	Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). A summary of the significant accounting polices applied in the preparation of the accompanying financial statements follows.

These consolidated financial statements include the accounts of the Company and its controlled entity. The Company consolidates its controlled entity which is a variable interest entity (“VIE”) for which the Company is the primary beneficiary. Non-controlling interests are reported as a component of equity. All significant intercompany accounts and transactions are eliminated in consolidation.

2.	Consolidation of Variable Interest Entity

Accounting standards address when a company should consolidate in its financial statements the assets, liabilities and activities of a variable interest entity (VIE). Such standards define VIEs as entities that either do not have any equity investors with a controlling financial interest, or have equity investors that do not provide sufficient financial resources for the entity to support its activities without additional subordinated financial support. The Company consolidates a VIE if it determines the aggregate variable interest held by the Company and its related parties, if held by a single party, would identify that party as the primary beneficiary, and, if based on judgment and an analysis of all relevant facts and circumstances, within the related party group, the Company is the most closely associated with the VIE.

The Company has common ownership with Shale Properties, LLC (“Shale”), an Oklahoma limited liability company. The operations of this affiliated entity consist of owning and leasing certain real estate owned by Shale to the Company. The terms of the leases expire anywhere between December 2015 and September 2022. The terms of the leases between the two parties, in effect, provides an implicit variable interest in Shale. The Company is considered the primary beneficiary of Shale because the activities of Shale are so closely associated with the Company. The Company began consolidating Shale during 2012.

The Company does not have explicit decision making ability over Shale, it does not have an ownership interest in Shale, and it is not explicitly obligated to absorb any of the expected losses or share in the expected returns of Shale. Annual rent incurred by the Company for the use of Shale’s various buildings and other property during 2013 and 2012 was $368,000 and $248,000, respectively. All significant transactions and balances between the Company and Shale have been eliminated in consolidation. The Company’s future obligations to Shale under the various lease agreements are as follows:

Lease A – $12,000 per month through November 2021
Lease B – $ 6,000 per month through December 2015
Lease C – $ 8,000 per month through September 2022
Lease D – $ 2,000 per month through May 2018
Lease E – $ 6,000 per month through June 2018

Erick Flowback Services, LLC and Controlled Entity

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES - CONTINUED

2.	Consolidation of Variable Interest Entity - Continued

As of and for the year ended December 31, 2013 Shale had assets and equity of $3,162,913 revenues of $368,000 (affiliated rental revenues that are eliminated in consolidation) and expenses of $114,040. As of and for the year ended December 31, 2012, Shale had assets and equity of $2,602,051, revenues of $248,000 (affiliated rental revenues that are eliminated in consolidated) and expense of $56,576. Included in consolidated assets at December 31, 2013 and 2012 is the following property and equipment:

	2013	2012

Building and building improvements	$2,247,338	$1,826,916
Machinery and equipment	30,370	18,379
Land improvements	448,025	303,035
Land	590,125	488,031
Accumulated depreciation	(152,945)	(54,935)

Net property and equipment	$3,162,913	$2,581,426

The Company has common ownership with Lost Creek Ranch Performance Horses and Bucking Bulls LLC (“LCR”), an Oklahoma limited liability company. This entity was created by the owners of the Company to purchase and operate a 9,000 acre ranch, which has no relationship to the operations of the Company. LCR does not generate sufficient income to service its own debt. Therefore, there is an implicit variable interest because the debt service is paid by the owners through the cash flows generated by the Company. Since LCR’s activities are not related to the operations of the Company, LCR’s activities do not provide any benefits to the Company’s business, the Company does not have the power to direct the activities that significantly impact the performance of LCR, and the Company does not have the obligation to absorb losses or the right to receive benefits of LCR; the Company is not considered the primary beneficiary. Therefore, the Company will not consolidate LCR. LCR has total liabilities of approximately $4,800,000 and $3,800,000 as of December 31, 2013 and 2012, respectively, which is primarily comprised of debt. The debt is secured by the majority of the assets of LCR, which totaled approximately $7,400,000 and $6,500,000 as of December 31, 2013 and 2012, respectively. Therefore, there is limited exposure risk to the Company as it relates to LCR.

The Company has common ownership with Rod’s Production Services, LLC (“RPS”) a Texas limited liability company. The operations of RPS are very similar in nature to the Company as they both provide flowback services to end customers. However, RPS operates in different geographies than the Company and is not seen as a direct competitor or business partner. The entity was fully acquired through an equity acquisition by the owners of the Company on September 30, 2013. The purchase price was $13,000,000 and was funded through a debt transaction whereby the Company and RPS, collectively as “borrowers”, executed a master loan arrangement (“MLA”) with Bank 7 (“Bank 7”) and International Bank of Commerce (“IBC”), collectively as “lenders”. The loan arrangement consisted of six promissory notes, of which Bank 7 Note 1 and IBC Note 1, collectively totaled $13,000,000 and were used to fund the purchase price of RPS (see Note C for further discussion of the debt). The remainder of the loans were used by both the Company and RPS to repay previously existing debt and fund new capital purchases. The Company and RPS are considered jointly and severally liable for the debt, the debt is collateralized by the assets of the Company and RPS, and is further guaranteed by the owners of the Company. The debt is

Erick Flowback Services, LLC and Controlled Entity

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES - CONTINUED

2.	Consolidation of Variable Interest Entity - Continued

recorded solely on the books of the Company as the principal payments of the loans are being paid by the Company. Occasionally RPS may provide support at the discretion of the owners. During the current year RPS paid approximately $1,200,000 to the Company to assist with loan repayment. The funding provided by RPS was at the discretion of the owners and is treated as a capital contribution within the equity roll forward.

As RPS and the Company are jointly and severally liable for the debt amounts, a variable interest is created as the Company has a debt interest in RPS, which absorbs variability. However, although a variable interest exists, the Company is not considered to be the primary beneficiary as it does not have the ability to direct the activities that most significantly influence operations and do not have any direct profit sharing rights, but may only absorb losses due the debt arrangement. Any benefits that the Company may receive from its relationship with RPS, would be at the discretion of the owner, who is the CEO of both Companies. Therefore, the Company will not consolidate RPS. RPS has total assets of approximately $13,451,000 and $12,548,000 and total liabilities of $6,596,000 and $7,018,000 as of December 31, 2013 and 2012, respectively. As the Company’s assets significantly exceed its liabilities and the debt balance as of December 31, 2013 is approximately $19.2 million, the Company’s exposure risk is limited.

3.	Management Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

4.	Cash and Cash Equivalents

The Company considers all highly-liquid instruments purchased with a maturity date of three months or less to be cash equivalents. Cash balances are maintained at financial institutions that are insured by the Federal Deposit Insurance Corporation although such balances typically are in excess of the insured amount; however, no losses have been recognized as a result of these circumstances. Restricted cash represents monies held by a financial institution for annual principal payments on debt obligations. See Note C.

5.     Revenue Recognition

The Company recognizes revenue when services are performed, collection of the receivable is probable, persuasive evidence of an arrangement exists, and the price is fixed and determinable. Services are sold without warranty or right of return.

Services are typically provided on a day rate and revenue is recognized as the work progresses.

Erick Flowback Services, LLC and Controlled Entity

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES – CONTINUED

6.	Concentration of Credit Risk and Significant Customers

At times, the Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management monitors the credit ratings and concentration of risk with these financial institutions on a continuing basis to safeguard cash deposits.

For 2013, three customers comprised the majority of the Company’s revenue. Revenue from these customers represented approximately 25%, 19% and 17% of total revenues, respectively. For 2012, three customers comprised the majority of the Company’s revenue. Revenue from these customers represented approximately 48%, 17% and 17% of total revenues.

As of December 31, 2013 the amounts due from four customers comprised the majority of accounts receivables. Accounts receivables from these customers represented approximately 22%, 20%, 17% and 16% of total accounts receivables, respectively. As of December 31, 2012 the amounts due from three customers comprised the majority of accounts receivable. Accounts receivables from these customers represented approximately 27%, 23% and 15% of total account receivables, respectively.

7.	Accounts Receivable

The Company does business and extends credit to its customers based on an evaluation of each customer’s financial condition, generally without requiring collateral. Exposure to losses on receivables is evaluated continuously by Company management. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts based upon a review of outstanding receivables, historical collection experience and existing economic conditions. If deemed uncollectible, the Company writes off accounts receivable. The allowance for doubtful accounts was $59,577 and $0 at December 31, 2013 and 2012, respectively.

8.	Property and Equipment

Property and equipment are presented at cost less accumulated depreciation. All acquisitions of property and equipment of a clearly immaterial nature and all expenditures for repairs, maintenance, renewals, and betterments that do not materially prolong the useful lives of assets are expensed. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the estimated useful lives of the assets or the length of the related leases including renewals. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from accounts and any resulting gain or loss is reflected in income.

Erick Flowback Services, LLC and Controlled Entity

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES - CONTINUED

8.	Property and Equipment - Continued

Property and equipment are stated at cost and depreciated using the straight-line method over the following estimated useful lives of the assets:

Assets         Life

Building and building improvements    15 – 39 years
Machinery and equipment     5 – 7 years
Office furniture and equipment     5 – 7 years
Vehicles and transportation equipment     5 – 7 years
Land improvements         15 years

9.	Factoring Arrangement

The Company has maintained a factoring agreement with various facilities for several years. In August 2011, the Company obtained a new factoring agreement. Under this agreement, invoices to preapproved customers are submitted to the factoring company and the Company receives 90% of the invoices in cash, with the remaining 10% retained by the factoring company as a reserve to the cash advances. Factoring fees are deducted from collected receivables and are calculated based on three-month LIBOR, plus five percent, subject to a minimum of $7,500 monthly. Also, the Company pays a $60,000 facility fee annually which is included in interest expense. The Company is responsible for receivables that remain uncollectible after 90 days under recourse provisions within the factoring agreement. Hence, these invoices are reported as receivables and the cash advances are reported as a factoring liability in the financial statements. Cash advances under this agreement were $9,722,449 and $8,096,923 as of December 31, 2013 and 2012, respectively.

During 2013 and 2012, factoring fees incurred totaled approximately $560,270 and $551,000, respectively and are included in interest expense in the statements of income.

10.	Fair Value Measurements

The carrying value of cash and cash equivalents, restricted cash, accounts receivable and accounts payable, as reflected in the balance sheets, approximate fair value because of the short-term nature of these instruments. The estimated fair value of long-term debt with similar terms and remaining maturities is not significantly different than the carrying value of the debt. The Company has no assets or liabilities measured at fair value on a recurring or nonrecurring basis.

Erick Flowback Services, LLC and Controlled Entity

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES - CONTINUED

11.	Impairments of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to future net undiscounted cash flows expected to be generated by the asset. No impairment was recognized in the years ended December 31, 2013 or 2012.

12.	Income Taxes

The Company operates as a limited liability company and is taxed for federal purposes as a partnership. The Company’s taxable income or loss is reported on the income tax returns of its members. Uncertain tax positions are recognized in the financial statements only if that position will more likely-than not be sustained upon examination by taxing authorities, based on the technical merits of the position. As of December 31, 2013 and 2012, there were no uncertain tax positions recorded. The Company’s policy is to record interest and penalties related to uncertain tax positions when and if they become applicable as a component of other expenses on the consolidated statement of income.

The Company files income tax returns in the U.S. federal and various state jurisdictions. The Company’s periodic tax returns filed in 2010 (both federal and state) and thereafter are subject to examination by taxing authorities in accordance with the normal statues of limitations in the applicable jurisdictions.

13.	Deferred Financing Costs

Cost incurred in connection with the issuance of long-term debt are capitalized and amortized over the term of the related debt using the straight-line method, which does not differ significantly from the effective interest method. Deferred financing costs are included in other assets on the consolidated balance sheet.

14.	Statements of Income Presentation

Direct service costs presented on the statements of income include direct, non-personnel, flowback service costs including costs such as field supplies, contract services, equipment rental, fuel, and trucking costs. Personnel costs include corporate personnel and direct flowback service personnel costs including salaries, wages and related payroll taxes, bonuses, commissions, and contract labor.

Erick Flowback Services, LLC and Controlled Entity

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE B – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2013	2012

Building and building improvements
($2,247,338 and $1,826,916 related to VIE)	$2,247,338	$1,826,916
Vehicles and transportation equipment	4,019,964	3,785,247
Office furniture and equipment	122,142	92,801
Machinery and equipment ($30,370 and $18,379 related to VIE)	33,177,619	28,079,232
Land improvements ($448,025 and $303,035 related to VIE)	448,025	303,035
	40,015,088	34,087,231
Less: accumulated depreciation ($152,945 and $54,935 related to VIE)	(14,551,722)	(7,748,275)
Land ($590,125 and $488,031 related to VIE)	590,125	488,031

	$26,053,491	$26,826,987

Depreciation expense totaled $6,960,006 and $5,117,402 for 2013 and 2012, respectively.

NOTE C – LONG-TERM DEBT

Long-term debt consisted of the following at December 31:

	2013	2012

Demand notes (1)	$—	$2,886,635
Vehicle and equipment notes (2)	—	504,731
Lines of credit (3)	—	847,625
Notes payable (4)	19,217,168	—
Total debt	19,217,168	4,238,991
Less: current maturities of long-term debt	(6,212,619)	(3,880,154)

Long-term debt, net of current maturities	$13,004,549	$358,837

Future maturities of long-term debt are summarized as follows:

For the Year Ending
December 31,	Amount

2014	$ 6,212,619
2015	6,563,926
2016	5,707,204
2017	733,419

Total	$ 19,217,168

Erick Flowback Services, LLC and Controlled Entity

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE C – LONG-TERM DEBT - CONTINUED

(1)
Represented two different demand loans. The first demand loan was dated November 2011, and had an original principal amount of $960,000, with a variable interest rate. The second demand loan was dated November, 2012 and has an original principal amount of $2,000,000 with a variable interest rate. In September 2013, the demand loans were paid off through the debt restructuring discussed below.

(2)
The vehicle and equipment notes represent various fixed rate term loans, with interest rates ranging 5.89% to 10.89% and monthly installment amount ranging from $346 to $1,381. In September 2013, the equipment and vehicle notes were paid off through the debt restructuring discussed below.

(3)
In November 2011, the Company obtained a $2,000,000 line of credit from a bank. The line of credit bore interest at the bank’s Base Rate. In September 2013, the line of credit was paid off through the debt restructuring discussed below.

In September 2013, the Company completed a debt restructuring and refinanced all remaining outstanding debt instruments into four different term loans and two available lines of credit. The two lines of credit are for $1,500,000 and $1,000,000. Both lines of credit have a variable interest rate with a minimum rate of 5.5%. The interest rate in effect at December 31, 2013 was 5.5%. The lines of credit require monthly payments of interest only, with principal interest payments beginning in November 2014. There were no amounts outstanding on the lines of credit at December 31, 2013.

(4)
In September 2013, the Company completed a debt restructuring and refinanced all remaining outstanding debt instruments into four different term loans and two available lines of credit. The four term loans have a variable interest rate with a minimum rate of 5.5%. The interest rate in effect at December 31, 2013 was 5.5%. The Company is required to maintain a reserve bank account of the lesser of $325,000 or 100% of excess cash flow (as defined in the agreement). The Company has a balance of $350,000 in this account at December 31, 2013 and this is shown as restricted cash on the consolidated balance sheet. Note 1’s initial principal amount was $7,800,000. Payments are due in monthly installment amounts, including interest, of $181,400. Beginning September 2014, an annual additional principal payment equal to 60% of the reserve bank account is due until the maturity date of October 2017. Note 2’s initial principal amount was $5,200,000. Payments are due in monthly installment amounts, including interest, of $120,935. Beginning September 2014, an annual additional principal payment equal to 40% of the required reserve bank account is due until the maturity date of October 2017. Note 3’s initial principal amount was $4,200,000. Payments are due in monthly installment amounts, including interest, of $110,160 until the maturity date of April 2017. Note 4’s initial principal amount was $2,800,000. Payments are due in monthly installment amounts, including interest, of $73,440 until the maturity date of April 2017.

The four notes and two lines of credit are collateralized by property and assets of the Company, the property and assets of RPS, and the personal guarantees of its owners.

As of December 31, 2013 and 2012, the Company had $163,608 and $9,167, respectively, in deferred financing costs on its consolidated balance sheets. During 2013 and 2012 the Company amortized $11,393 and $833, respectively, of deferred financing costs. During 2013, the Company recorded a $9,167 loss, primarily from previously deferred financing costs, on the extinguishment of debt written off in conjunction with the debt restructuring.

Erick Flowback Services, LLC and Controlled Entity

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2013 and 2012

NOTE D – RELATED PARTY TRANSACTIONS

The Company is party to an agreement to pay a commission to a member’s brother for design and construction of certain flowback equipment. For the year ended December 31, 2012, the commission was calculated on a percentage basis of flowage through the tanks, which resulted in commission expense incurred of $1,801,659. For the year ended December 31, 2013 the commission was calculated similarly to 2012, but was modified to a discretionary commission during the year, and resulted in commission expense incurred of $585,000. Amounts due on this commission were $0 and $25,000 as of December 31, 2013 and 2012, respectively.

For the year ended December 31, 2012, the Company purchased equipment and services from a company which the members hold partial ownership in the amount of $1,076,948. Amounts due this company as of December 31, 2012 were $213,463. No similar purchases were made during the year ended 2013.

For the year ended December 31, 2013, the Company made a payment of $1,059,000 to pay off the debt obligations of RPS in connection with the purchase of RPS as discussed in Note A.2. RPS repaid the Company and began making additional weekly payments to the Company to assist in the debt service requirements, which was determined at the owners’ discretion and may cease at any time. The Company entered into transactions to perform services on RPS’s behalf and charged RPS for the services totaling $59,000 for the year ended December 31, 2013. For the year ended December 31, 2013, the Company incurred costs of $65,000 the majority of which comprised rental, supplies, and service charges for services performed by RPS. The Company also purchased service equipment of $47,000 from RPS during 2013.

At December 31, 2013, the Company had a receivable and unbilled amounts from RPS of $75,739 included in account receivable net on the balance sheet and a payable of $110,251 included in accounts payable on the balance sheet.

NOTE E –COMMITMENTS AND CONTINGENCIES

The Company leases certain real estate assets under noncancelable operating leases expiring at various dates through 2015. Operating lease rent expense was approximately $163,000 and $151,000 for the years ended December 31, 2013 and 2012, respectively. Future minimum lease payments under noncancelable leases will be $43,800 during 2014, $6,000 during 2015.

The Company may become, from time to time, involved in routine litigation or subject to disputes or claims related to business activities, including workers’ compensation claims and employment related disputes. In the opinion of management, any liability that may ultimately result from the resolution of these matters, if decided adversely, is not expected to have a material effect on the Company’s financial condition, results of operations, or cash flows.

NOTE F – SUBSEQUENT EVENTS

Management has evaluated the effects of subsequent events for inclusion and disclosure in the accompanying consolidated financial statements through April 30, 2014, the date the accompanying consolidated financial statements were available to be issued and is not aware of any subsequent events that would have a material impact on the accompanying consolidated financial statements, except as disclosed within the notes to the consolidated financial statements.